WAIVER AGREEMENT

This WAIVER AGREEMENT (this "Waiver"), dated as of May 1, 2006, is entered into by and between Chyron Corporation, a New York corporation (hereinafter, the "Borrower") and Silicon Valley Bank (hereinafter, the "Lender").

WHEREAS, the Borrower and the Lender are parties to that certain Loan and Security Agreement dated as of April 29, 2004 (as amended and as may be further amended and in effect from time to time, the "Credit Agreement"), pursuant to which the Lender, upon certain terms and conditions, has agreed to make loans to, issue letters of credit for the benefit of, and provide other financial accommodations to the Borrower;

WHEREAS, the Borrower is in default of Section 5a. of the Schedule to the Credit Agreement (Minimum EBITDA) as of the quarter ended March 31, 2006, and has requested that Lender waive such default;

WHEREAS, the Lender has agreed, on the terms and subject to the conditions set forth herein, to waive such default.

NOW, THEREFORE, the parties hereto hereby agree as follows:

  Defined Terms. Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.
  Waiver. Lender hereby waives Borrower's existing default under the Credit Agreement by virtue of Borrower's failure to comply with the financial covenant set forth in Section 5a. of the Schedule to the Credit Agreement as of the quarter ended March 31, 2006. Lender's waiver of Borrower's compliance with said financial covenant shall apply only to the foregoing specified period.
  Fees. Borrower shall pay to Lender a fee of Two Thousand Five Hundred Dollars ($2,500.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this Waiver.
  Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:
    The execution and delivery of this Waiver by the Borrower and the performance by the Borrower of its obligations and agreements under this Waiver and the Credit Agreement as amended hereby, are within the corporate authority of the Borrower, have been duly authorized by all necessary corporate proceedings on behalf of the Borrower and do not and will not contravene any provision of law, statute, rule or regulation to which the Borrower is subject or the Borrower's charter, other incorporation papers, by-laws or any stock provision or any amendment thereof or of any agreement or other instrument binding upon the Borrower.
    This Waiver and the Credit Agreement as modified hereby constitute legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights in general, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
    No approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by the Borrower of this Waiver or the Credit Agreement as modified hereby.
  Waiver of Claims. The Borrower hereby acknowledges and agrees that it does not have any offsets, defenses, claims, or counterclaims against the Lender or any of its officers, directors, employees, affiliates, attorneys, representatives, predecessors, successors, or assigns with respect to the Credit Agreement or any of the other Loan Documents, the Obligations, or otherwise, and that if the Borrower now has, or ever did have, any such offsets, defenses, claims, or counterclaims against the Lender or any of its officers, directors, employees, attorneys, representatives, predecessors, successors, or assigns, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Waiver, all of them are hereby expressly WAIVED, and the Borrower hereby RELEASES the Lender and its officers, directors, employees, affiliates, attorneys, representatives, predecessors, successors, and assigns from any liability therefor.
  Miscellaneous Provisions.
    Except as otherwise expressly provided by this Waiver, all of the terms, conditions and provisions of the Credit Agreement shall remain the same. It is declared and agreed by each of the parties hereto that the Credit Agreement, as modified hereby, shall continue in full force and effect, and that this Waiver and the Credit Agreement shall be read and construed as one instrument.
    This Waiver is intended to take effect as an agreement under seal and shall be construed according to and governed by the laws of the Commonwealth of Massachusetts.
    This Waiver may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Waiver it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

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IN WITNESS WHEREOF, the parties hereto have executed this Waiver as of the date first written above.
CHYRON CORPORATION

By:	/s/ Jerry Kieliszak
Name:	Jerry Kieliszak
Title:	Senior Vice President & Chief Financial Officer

ACKNOWLEDGED AND AGREED:

SILICON VALLEY BANK

By: /s/ Jay T. Tracy

Name: Jay T. Tracy

Title: Vice President

949209.1